Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEMRY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	06-1084424
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3 Berkshire Boulevard Bethel, Connecticut	06801
(Address of Principal Executive Offices)	(Zip Code)

MEMRY CORPORATION’S AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

James G. Binch

President and Chief Executive Officer

3 Berkshire Boulevard

Bethel, Connecticut 06801

(Name and address of agent for service)

(203) 739-1100

(Telephone number, including area code of agent for service)

Copies to:

David I. Albin, Esq.

Finn Dixon & Herling LLP

One Landmark Square

Stamford, Connecticut 06901

(203) 325-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	4,000,000 shares	$1.89[1]	$7,560,000[1]	$890

[1]	Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the weighted average of (i) $1.89 per share for 4,810,846 options granted to date and outstanding under the plan; and (ii) $1.88 per share for the remaining 2,153,278 shares issuable under the plan, which price is the average of the high and low prices per share of Common Stock of the registrant reported on the American Stock Exchange on October 21, 2005.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, the contents of the Company’s registration statement on Form S-8, filed with the Securities and Exchange Commission on January 15, 1998 (SEC File No. 333-44313), with regard to Memry Corporation’s 1997 Long-Term Incentive Plan, are incorporated herein by reference. Any items in the foregoing registration statement not expressly changed hereby shall be as set forth in such earlier registration statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(a) The Company’s Annual Report on Form 10-K/A, for the fiscal year ended June 30, 2005; and

(b) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June 29, 2000, which description was incorporated by reference from the description of the Common Stock set forth under the caption “Description of Securities” at page 28 in the Prospectus of the Company (then known as Memory Metals, Inc.) dated November 9, 1984, filed pursuant to Rule 424(b) under the Securities Act of 1933 (SEC File No. 001-15971).

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Item 8. Exhibits.

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000).

3.2	By-Laws of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, as amended).

3.3	Amendment Number 1 to By-Laws of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998).

4.1	Memry Corporation’s Amended and Restated 1997 Long Term Incentive Plan (the “1997 Plan”) (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement, dated October 28, 2004, used in connection with the Company’s 2004 annual meeting of stockholders).

4.2	Form of Nontransferable Incentive Stock Option Agreement under the 1997 Plan (incorporated herein by reference to Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997).

4.3	Form of Nontransferable Non-Qualified Stock Option Agreement under the 1997 Plan*

5.1	Opinion of Finn Dixon & Herling LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of McGladrey & Pullen, LLP*

23.3	Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see page 5)

*	Filed herewith

Item 9. Undertakings.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation, as amended, and the Company’s By-Laws, as amended, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bethel, State of Connecticut on this 28th day of October, 2005.

MEMRY CORPORATION

By:	/s/ James G. Binch
James G. Binch President and CEO

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James G. Binch and Robert P. Belcher, jointly and severally, his attorneys-in-fact, each with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorney’s-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ James G. Binch James G. Binch	President and CEO (Principal Executive Officer), Director	October 28, 2005

By:	/s/ Robert P. Belcher Robert P. Belcher	Senior Vice President–Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer), Director	October 28, 2005

By:	/s/ W. Andrew Krusen, Jr. W. Andrew Krusen, Jr.	Director	October 28, 2005

By:	Francois Marchal	Director	October 28, 2005

By:	/s/ Kempton J. Coady III Kempton J. Coady III	Director	October 28, 2005

By:	/s/ Michel de Beaumont Michel de Beaumont	Director	October 28, 2005

By:	Dr. Edwin Snape	Chairman of the Board of Directors	October 28, 2005

By:	/s/ Carmen L. Diersen Carmen L. Diersen	Director	October 28, 2005

By:	/s/ James V. Dandeneau James V. Dandeneau	President Putnam Plastic Division, Director	October 28, 2005

EXHIBIT INDEX

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000).

3.2	By-Laws of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, as amended).

3.3	Amendment Number 1 to By-Laws of the Company, as amended (incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998).

4.1	Memry Corporation’s Amended and Restated 1997 Long Term Incentive Plan (the “1997 Plan”) (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement, dated October 28, 2004, used in connection with the Company’s 2004 annual meeting of stockholders).

4.2	Form of Nontransferable Incentive Stock Option Agreement under the 1997 Plan (incorporated herein by reference to Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997).

4.3	Form of Nontransferable Non-Qualified Stock Option Agreement under the 1997 Plan*

5.1	Opinion of Finn Dixon & Herling LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of McGladrey & Pullen, LLP*

23.3	Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see page 5)

*	Filed herewith